UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  August 6, 2010

WLG INC.
(Exact name of registrant as specified in its charter)

Delaware	333-113564	20-0262555
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

920 East Algonquin Road
Suite 120
Schaumburg, IL 60173 USA
(Address of Principal Executive Offices/Zip Code)

(224) 653-2800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (  see   General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(B))

☐ Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)           Effective August 6, 2010, David Koontz resigned as a member of the board of directors of WLG Inc. (the “Company”).  Mr. Koontz served as a director of the Company since August 2007, but did not serve on any committees of the board of directors.  Mr. Koontz delivered his resignation in writing at a meeting of the board of directors held on Friday, August 6, 2010.

(d)           Effective August 9, 2010, Christopher Wood, the sole member of the Company’s board of directors following Mr. Koontz’ resignation, elected Malcolm Wood and Sebastian Tschackert as members of the Company’s board of directors to fill the vacancies left following Mr. Koontz’ resignation and the prior resignation of Remo Picchietti from the Company’s board of directors, reported in a Current Report on Form 8-K filed on February 19, 2010.  Following such elections, the Company’s board of directors consists of Christopher Wood, Malcolm Wood and Sebastian Tschackert.  As of the date hereof, the board of directors had no committees.

Malcolm Wood is the son of Christopher Wood, the Company’s Chairman of the Board of Directors and he is also a director and the controlling shareholder of Jumbo Glory Limited (“Jumbo”), the controlling shareholder of the Company.  As previously reported in a Current Report on Form 8-K filed on June 29, 2010, the Company sold to Jumbo $1,000,000 of its newly designated Series C Preferred Stock, and (ii) the Company’s wholly owned subsidiary, Wako Express (HK) Co. Ltd., sold Jumbo a 6%, $1,000,000 aggregate principal amount promissory note due June 3, 2011.  As previously reported in two Current Reports on Form 8-K filed on February 12, 2010 and May 14, 2010, in two transactions occurring on February 8, 2010 and May 11, 2010, Mr. Christopher Wood sold a sufficient number of his shares of the Company’s common stock to Jumbo, to allow it to acquire 51% of the Company’s common stock, effective with the second transaction that was completed on May 11, 2010.

Malcolm Wood is currently the managing director of Steelhead Investments, an independent investment company which he founded in 2007.  Steelhead Group is a boutique trading house focusing on the Asian mining industry.  Prior thereto, commencing in 2005, Mr. Wood worked on the trading floor of CLSA’s head office in Hong Kong where he was voted one of the top 20 sales traders in “Asia Money” polls for hedge fund and institutional categories.  Mr. Wood received his Masters in Finance and International Financial Law from the School of Oriental and African Studies in 2005 and his BA (Honours) from the University of Bristol in 2004.

Sebastian Tschackert joined the Company in January 2010 as its President of Global Operations, working out of the Company’s Hong Kong office and he is currently the President of the Americas.   Mr. Tschackert started his professional career in Birkart Fairs + Events working in the field of exhibition logistics before moving to BAX Global in Germany where he was responsible for the operations of one of its major key accounts. He later joined BAX Global in Hong Kong and by the time BAX was purchased by Schenker, Sebastian was responsible for the combined sales organization in China with annual revenue of approximately 1.8 billion USD.  Mr. Tschackert has a degree in International Economics from DAV Academy in Bremen, Germany as well as a bachelor degree in International Management from Oxford Brookes University in the UK.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company's plans, objectives, expectations and intentions and other statements identified by words such as may, could, would, should, believes, expects, anticipates, estimates, intends, plans or similar expressions. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company's control).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WLG INC.

Date: August 12, 2010	By:	/s/ Christopher Wood
Name: Christopher Wood
Title: Chairman of the Board